Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below pertaining to The Coca-Cola Company 401(k) Plan of The Coca-Cola Company of our report dated June 12, 2025, with respect to the financial statements and schedule of the Coca-Cola Company 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

1.Registration Statement No. 333-179707 on Form S-8, dated February 27, 2012

2.Registration Statement No. 333-224573 on Form S-8, dated May 1, 2018

/s/Ernst & Young LLP

Atlanta, Georgia
June 12, 2025